UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

Prism Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26083 (Commission File Number)	94-3220749 (I.R.S. Employer Identification No.)

101 Parkshore Dr., Suite 100 Folsom, California 95630 (Address of principal executive offices including zip code)

(916) 932-2860 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 3, 2017, the Company notified Nasdaq of its intent to voluntarily delist from the Nasdaq Capital Market. The Company determined that the actions required to regain compliance with the Nasdaq Capital Market Listing Standards, including the extent of dilution from an equity offering, were not in the best interests of the Company. The Company currently anticipates that it will file with the Securities and Exchange Commission and Nasdaq a Form 25 relating to the delisting of its common stock on or about February 13, 2017, and anticipates that the delisting of its common stock will become effective on or about February 23, 2017.

The Company intends to apply to have its common stock quoted on the OTCQB tier of the OTC Markets. The Company will remain subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

A copy of the press release announcing the Company’s intent to delist is attached as Exhibit 99.1.

Item 9.01  Financial Statements And Exhibits

Exhibit 99.1        Press release dated February 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRISM TECHNOLOGIES GROUP, INC.

Date: February 7, 2017	By:	/s/ L. Eric Loewe
Name: L. Eric Loewe
Title: Senior Vice President, General Counsel and Secretary